[LOGO OMITTED]

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 2003
                     ----------------------------------------

Dear Shareholder,

         The 2003 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341, on Tuesday, April 29, 2003, at 9:30 AM, to consider and take action on the following:

         1. Election of four Class I directors: William H. Longfield, Anthony Welters, Robert C. Young and Patrick J. Zenner, each for a term of three years;

         2.       Approval of the 2003 Employee Stock Purchase Plan;

         3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2003; and

         4.       Any other matters that properly come before the meeting.

         Your Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

         Only shareholders of record at the close of business on Thursday, March 20, 2003, are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting.

         Please date, sign and return the enclosed proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                               By Order of the Board of Directors,



                               JOHN R. GAILEY III
                               SECRETARY
March 28, 2003

                                 PROXY STATEMENT


                      GENERAL INFORMATION ABOUT THE MEETING

         We, the Board of Directors of West Pharmaceutical Services, Inc. (the "Company"), invite you to submit the enclosed proxy for use at the Company's 2003 Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 29, 2003, at 9:30 AM, at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341. The proxy and this proxy statement are being mailed on or about March 28, 2003.

         At the Annual Meeting, shareholders will act on the matters outlined in the accompanying notice of meeting. A quorum is necessary to take action at the meeting. A quorum means that shareholders of record holding at least a majority of the outstanding shares of the Company's common stock, par value $.25 per share, are present, either in person or represented by proxy. As of the record date, 14,488,069 shares of common stock were outstanding.

         You may vote at the meeting, or any postponement or adjournment of the meeting, only if you were a record owner of the Company's common stock at the close of business on the record date, March 20, 2003. You are entitled to one vote for each share you own. If you complete and properly sign the accompanying proxy card and return it to the Company, your shares will be voted as you direct. A pre-addressed envelope is enclosed for your convenience. If you return your signed proxy card without indicating any voting instructions, the proxy holders will vote your shares according to our recommendations, which are to vote "FOR" each of the three proposals listed in the accompanying notice of meeting.

         If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If you have shares held in "street name" and you wish to vote those shares at the meeting, you will need to follow the procedures of the institution that holds those shares. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Company's Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

         Directors will be elected by plurality vote. Other matters to be voted on at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld from director nominees, abstentions and broker non-votes (i.e., shares held in street name that cannot be voted by a broker on specific matters without instructions from the beneficial owner) will be counted in determining the presence of a quorum, but are not considered to be "votes," and therefore will have no effect on the outcome of the vote.

         The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Officers and other Company employees may also contact you about submitting your proxy through the mails, or by personal conversations, telephone, facsimile or other electronic means.


                       PROPOSAL #1: ELECTION OF DIRECTORS

         Our Board of Directors is divided into three classes. Each year, the directors in one class are elected to serve a three-year term. We may increase or decrease the size of the Board, elect directors to fill vacancies on the Board and assign directors to a class. Pursuant to that authority, in July 2002 the Board of Directors was increased to 12 members from 10 and Robert C. Young and Patrick J. Zenner were appointed directors in Class I to fill the vacancies and serve until the 2003 Annual Meeting. William G. Little will retire from the Board on March 31, 2003.

         We have nominated William H. Longfield, Anthony Welters, Robert C. Young and Patrick J. Zenner for election as Class I directors at the 2003 Annual Meeting. The nominees have all agreed to be named and to serve if elected. If any nominee becomes unavailable, which we do not expect, the Board's Nominating and Corporate Governance Committee will recommend to us a replacement nominee. We may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

--------------------------------------------------------------------------------

                  CLASS I NOMINEES FOR TERMS TO EXPIRE IN 2006

--------------------------------------------------------------------------------

WILLIAM H. LONGFIELD                Mr.  Longfield,  age 64, is Chief Executive
DIRECTOR SINCE 1995                 Officer and Chairman of the Board of C. R.
                                    Bard, Inc., a medical device manufacturer.
                                    He is a director of Manor Care, Inc.,
                                    AdvaMed (Advanced Medical Technology
                                    Association), Horizon Health Corporation and
                                    Cytyc Corporation. He is a trustee of
                                    Atlantic Health System and the Health Care
                                    Institute of New Jersey.

ANTHONY WELTERS                     Mr.  Welters,  age 48, is President and
DIRECTOR SINCE 1997                 Chief Executive Officer of AmeriChoice
                                    Corporation, a managed health-care services holding company, and its predecessor companies, where he also served as Chairman until September 2002. Mr. Welters is a director of C. R. Bard, Inc., Health Care
                                    Leadership Council, New York University
                                    School of Law, the National Board of the Smithsonian Institution and Vice Chair of
                                    Morehouse School of Medicine.

ROBERT C. YOUNG, M.D.               Dr. Young,  age 63, is President of Fox
DIRECTOR SINCE 2002                 Chase Cancer Center. He is also a member of
                                    the National Cancer Policy Board at the
                                    Institute of Medicine and the Board of
                                    Scientific Advisors of the National Cancer
                                    Institute. Dr. Young also serves as
                                    Immediate Past President of the American
                                    Cancer Society.

PATRICK J. ZENNER                   Mr.  Zenner,  age 56, is the retired
DIRECTOR SINCE 2002                 President and Chief Executive Officer of
                                    Hoffmann-La Roche Inc. He is a director of ArQule, Dendrite International, Praecis
                                    Pharmaceuticals Inc., Geron Corporation,
                                    Genta Inc., First Horizon Pharmaceutical
                                    Corporation, Xoma Ltd. and CuraGen
                                    Corporation.

                WE RECOMMEND THAT YOU VOTE "FOR" THESE NOMINEES.

--------------------------------------------------------------------------------

                  CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

--------------------------------------------------------------------------------

GEORGE W. EBRIGHT                   Mr.  Ebright,  age 64, is the retired
DIRECTOR SINCE 1992                 Chairman  of the Board  and Chief  Executive
                                    Officer of Cytogen Corp., a biotechnology pharmaceutical company. He is a director of Nabi and Arrow International Incorporated.

L. ROBERT JOHNSON                   Mr. Johnson, age 61, is Managing General
DIRECTOR SINCE 1989                 Partner of Founders Capital Partners, L.P.,
                                    a venture capital partnership. He is a
                                    director of Indigo Systems Corp. and
                                    Chairman of the Board of HealthBanks Inc.
                                    Mr. Johnson is a member of the Corporation of the Massachusetts Institute of Technology and a trustee of the Scholarship Foundation of Santa Barbara.

JOHN P. NEAFSEY                     Mr.  Neafsey,  age 63, is President of JN
DIRECTOR SINCE 1987                 Associates, an investment consulting firm.
                                    He is Chairman of the Board of Alliance
                                    Resources, LP, a director of Longhorn
                                    Partners Pipeline Company and Special
                                    Director of Olympic Pipeline Company. He is also a trustee emeritus and presidential counselor of Cornell University and an overseer of Weill/Cornell Medical College.

GEOFFREY F. WORDEN                  Mr. Worden, age 63, is President of South
DIRECTOR SINCE 1993                 Street Capital, Inc., a consulting and
                                    investment company. He is a director of
                                    Princess House, Inc. and the New York City
                                    Outward Bound Center. Mr. Worden is a
                                    trustee and member of the Executive
                                    Committee of Outward Bound USA.

--------------------------------------------------------------------------------

                 CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2005

--------------------------------------------------------------------------------

TENLEY E. ALBRIGHT, M.D.            Dr.  Albright,  age 67, is a physician and
DIRECTOR SINCE 1993                 surgeon, a faculty member at Harvard Medical
                                    School and is Chairman of Western Resources,
                                    Inc. (a real estate holding company). She serves on the boards of State Street Bank and Trust Company and State Street
                                    Corporation. She is a director of the
                                    Whitehead Institute for Biomedical Research and chairs the Conflict of Interest
                                    Committee of its Board of Directors. She is Consultant to, and formerly Chairman of, the Board of Regents of the National Library of Medicine at the National Institutes of Health. She is a member of the corporation of Woods Hole Oceanographic Institution and of the New England Baptist Hospital where she is also on surgical staff.

JOHN W. CONWAY                      Mr.  Conway,  age 57, has served as Chief
DIRECTOR SINCE 1997                 Executive Officer and Chairman of the Board
                                    of Crown, Cork & Seal Company, Inc., a
                                    supplier of packaging products, since
                                    January 2001. He was the President and Chief
                                    Operating Officer of Crown, Cork & Seal
                                    Company, Inc. from 1998 to January 2001 and, prior to that time, its Executive Vice
                                    President.

DONALD E. MOREL, JR., PH.D.         Dr.  Morel,  age 45, has been  Chairman of
DIRECTOR SINCE 2002                 the Board of the Company since March 2003
                                    and President and Chief Executive Officer of the Company since April 2002. He was the Company's President and Chief Operating
                                    Officer from May 2001 to April 2002,
                                    Division President, Drug Delivery Systems from October 1999 to May 2001, Group
                                    President from April 1998 to October 1999 and, prior thereto, Vice President,
                                    Scientific Services.

         PROPOSAL #2: APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

         INTRODUCTION. We adopted the 2003 Employee Stock Purchase Plan (the "Plan") on January 14, 2003, and, subject to shareholder approval, the Plan will become effective on June 1, 2003. Prior to January 14, 2003, the Company maintained the Discounted Stock Purchase Plan (the "DSPP"), which allowed eligible employees to purchase stock at a discount. However, this discount was taxable to the employee. We determined it was in the best interest of the Company and our shareholders to replace the DSPP with a new tax-advantaged employee stock purchase plan. The purpose of the Plan is to encourage stock ownership by employees of the Company and its participating subsidiaries in order to provide further incentives for these employees to remain in the employment of the Company, improve operations and contribute more significantly to the Company's long-term success. Additionally, the Plan will permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of talented employees.

         The aggregate number of shares of Company common stock available for purchase under the Plan is 1,500,000. The Plan is intended to satisfy the requirements of Section 423 of the U.S. Internal Revenue Code (the "Code").

         Because benefits under the Plan will depend on employee elections and the fair market value of the Company's common stock, it is not possible to determine the benefits that will be received by eligible participants if the Plan is approved by our shareholders. A summary of the Plan is set forth below. This summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A.

         ADMINISTRATION. A committee consisting of one or more directors or officers of the Company appointed by us from time to time (the "Plan Committee") will administer the Plan. The Plan Committee will serve at our sole discretion and be subject to replacement, substitution or removal by us at any time for any reason. The Plan Committee will have the exclusive power and authority to administer the Plan, including without limitation, the right and authority to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan, with all such actions, interpretations and determinations made in good faith being final, conclusive and binding on the Company, each participating subsidiary of the Company and all other parties without subjecting the Plan Committee to any liability. The initial members of the Plan Committee, effective June 1, 2003, will be the Company's Vice President, Human Resources and the Company's Treasurer.

         ELIGIBILITY. Any employee of the Company or a participating subsidiary of the Company whose customary employment is for more than five months per calendar year and more than 20 hours per week and who has been a continuous employee of the Company or a participating subsidiary of the Company for not less than 90 days as of the day preceding the first day of an offering period may participate in the Plan.

         ENROLLMENT AND PARTICIPATION. The Plan provides for the commencement of two six-month offering periods for each calendar year. The first offering period will commence on June 1 of each calendar year and the second offering period will commence on December 1 of each calendar year. Eligible employees can elect to participate in the Plan by filing an enrollment form with the Plan Committee no later than 15 days prior to the commencement of an offering period. Once enrolled, a plan participant will continue to participate in the Plan until he or she ceases to be an eligible employee, withdraws from the Plan, purchases the maximum dollar amount, share amount or percentage amount of Company common stock permitted in any offering period or year as set forth in the Plan, or makes a hardship withdrawal from the Company's tax-qualified retirement plan maintained under Section 401(k) of the Code.

         The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, or the sale, transfer or other disposition of all or substantially all of the Company's assets, or the complete liquidation or dissolution of the Company will cause the offering period then in progress to immediately terminate and shares of Company common stock to be purchased, unless the Plan is assumed by any surviving corporation or its parent corporation pursuant to a plan of merger or consolidation. Additionally, a change in a plan participant's employment status due to employment termination, leave of absence or death may cause the termination of the participant's participation in the Plan.

         EMPLOYEE CONTRIBUTIONS. A plan participant may purchase shares of Company stock by means of payroll deductions by electing to contribute either a flat dollar amount each payday, so long as the designated flat dollar amount is not less than $10.00, or a whole percentage of the participant's compensation, so long as the designated whole percentage is not less than 1% or more than 25% of the participant's compensation. A plan participant also may purchase shares by remitting a cash contribution, in a form and manner acceptable to the Plan Committee, within 15 days before the end of any offering period.

         PURCHASE OF SHARES OF COMPANY COMMON STOCK. Contributions made by a plan participant throughout an offering period will be credited to an account that the Company will maintain on its books in the name of each such plan participant. Amounts credited to these accounts will not be trust funds, and may be commingled with the Company's general assets and applied to general corporate purposes. As of the last day of each offering period, the amount in the plan participant's account will be divided by the applicable stock purchase price, and the number of shares of common stock that results will be purchased from the Company with the funds in the plan participant's account. However, no plan participant will be permitted to purchase more than 2,000 shares of common stock in any offering period. In addition, no plan participant will be permitted to purchase common stock if immediately after his or her election to purchase Company common stock such plan participant would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

         STOCK PURCHASE PRICE. The purchase price per share of common stock under the Plan will be the lesser of 85% of the fair market value of such share on the last trading day in the offering period, or 85% of the fair market value of such share on the last trading day before the commencement of the offering period. Whenever possible, the determination of fair market value by the Plan Committee will be based on the prices of the Company's common stock reported in The Wall Street Journal or as reported directly to the Company by the New York Stock Exchange (or other exchange, if applicable). The Plan Committee's determination of fair market value, in any event, will be conclusive and binding on all persons.

         FEDERAL TAX TREATMENT. The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases under the Plan. However, employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         If a plan participant does not dispose of shares purchased under the Plan during the two-year period following the beginning of the offering period, he or she will not recognize any income on the date of grant or exercise of the right. When the stock is disposed of after the required holding period, the plan participant will realize ordinary income to the extent of the lesser of (a) the difference between the stock price at the end of the offering period and the purchase price paid at the end of the offering period, or (b) the difference between the stock price on the date of its sale and the purchase price paid at the end of the offering period. Any further gain (or loss) will be taxed as a capital gain.

         If a plan participant sells his or her shares before the expiration of the two-year holding period, he or she would realize ordinary income to the extent of the difference between the discounted price paid and the Company common stock price on the date the right was exercised (the last day of the offering period).

         RIGHTS NOT TRANSFERABLE. The rights of any plan participant under the Plan are not transferable by voluntary or involuntary assignment or by operation of law, or in any manner other than by beneficiary designation or by the laws of descent and distribution.

         NO RIGHTS AS AN EMPLOYEE. Nothing in the Plan or in any right granted under the Plan shall confer upon a plan participant any right to continued employment by the Company or by any participating subsidiary of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any participating subsidiary to terminate his or her employment at any time for any reason, with or without cause.

         NO RIGHTS AS A SHAREHOLDER. A plan participant will not have any rights as a shareholder with respect to any shares of Company common stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable offering period.

         COMPLIANCE WITH SECURITIES LAWS. No shares will be issued under the Plan unless their issuance and delivery comply with, or are exempt from, all applicable requirements of law, including without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

         ANTIDILUTION ADJUSTMENTS. The aggregate number of shares of common stock offered under the Plan, the 2,000-share limitation per offering period and the price of shares that any plan participant has elected to purchase shall be adjusted proportionately by the Plan Committee for any increase or decrease in the number of outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increases or decreases in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a subsidiary of the Company to the Company's shareholders or a similar event.

         AMENDMENT OR TERMINATION OF THE PLAN. The Board will have the right to amend, suspend or terminate the Plan at any time and without notice. Except for the antidilution adjustments set forth above, any increase in the aggregate number of shares of Company common stock to be issued under the Plan shall be subject to approval by a vote of shareholders.

         TAX WITHHOLDING. To the extent any payments or distributions under the Plan are subject to federal, state or local taxes, the Company or a participating subsidiary of the Company, as the case may be, is authorized to withhold any and all applicable taxes. The Company or a participating subsidiary of the Company, as the case may be, may satisfy its withholding obligation by
(i) withholding shares allocated to a plan participant's account, (ii) deducting cash from a plan participant's account or (iii) deducting cash from other compensation of a plan participant. A plan participant's election to participate in the Plan authorizes the Company or a participating subsidiary, as the case may be, to take any of these actions.

        WE RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE ADOPTION OF
                THE COMPANY'S 2003 EMPLOYEE STOCK PURCHASE PLAN.



       PROPOSAL #3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Upon the recommendation of the Audit Committee, we reappointed PricewaterhouseCoopers LLP as independent accountants for the Company in 2003, subject to ratification by shareholders. If the appointment is not ratified, we will consider the appointment of other auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

       WE RECOMMEND THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
         PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2003.

                        PRINCIPAL OWNERS OF COMPANY STOCK

         The following table and footnotes contain information about persons who beneficially own more than 5% of the issued and outstanding common stock. Except as indicated below, the beneficial owners have sole voting and investment power over the shares shown opposite their names. This table was compiled from Securities and Exchange Commission share-ownership reports. The amount of shares beneficially owned is as of December 31, 2002.

---------------------------------------------------------------- ----------------------- ----------------------
                                                                       Amount and               Percent
Name and Address of                                               Nature of Beneficial            Of
Beneficial Owner                                                       Ownership                 Class
---------------------------------------------------------------- ----------------------- ----------------------

Franklin Advisory Services, LLC .........................            1,636,900(1)               11.30%
     One Parker Plaza, Sixteenth Floor
     Fort Lee, NJ  07024

Private Capital Management
Bruce S. Sherman
Gregg J. Powers..........................................            1,804,097(2)               12.50%
     8889 Pelican Bay Blvd.
     Naples, FL  34108

Wachovia Corporation ....................................            1,127,780(3)                7.80%
     One First Union Center
     Charlotte, NC 28288-0133

Wilmington Trust Corporation ............................              912,058(4)                6.30%
     1100 North Market Street
     Wilmington, DE 19890

------------

(1) Based upon information set forth in a Schedule 13G/A filing made by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC dated February 12, 2003. Represents shares beneficially owned by one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. are principal owners of FRI, and they, along with FRI and each of FRI's advisory subsidiaries, disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule. They disclaim the existence of a group.


(2) Based upon information set forth in a Schedule 13G filing made by Private Capital Management, Inc. ("PCM"), Bruce S. Sherman and Gregg J. Powers dated February 14, 2003. The reporting persons share voting and investment power with respect to all of the shares owned. Mr. Sherman is Chief Executive Officer of PCM and Mr. Powers is President of PCM. They disclaim beneficial ownership of shares held by PCM's clients and disclaim the existence of a group.


(3) Based upon information set forth in a Schedule 13G filing made by Wachovia Corporation dated February 13, 2003. The total amount includes (i) sole voting power with respect to 927,780 shares, (ii) sole investment power with respect to 340,570 shares and (iii) shared investment power with respect to 653,570 shares.


(4) Based upon information set forth in a Schedule 13G/A filing made by Wilmington Trust Corporation ("WTC") dated February 10, 2003. WTC, together with its affiliates Wilmington Trust Company and Wilmington Trust Federal Savings Bank, have (i) sole voting and investing power with respect to 439,620 shares and (ii) shared voting and investing power with respect to 472,438 shares.


               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the beneficial ownership of common stock of each director, each executive officer named in the Summary Compensation Table on page 10 and all directors and executive officers as a group. Also included are shares underlying stock options, shares held in plan accounts and "stock-equivalents" credited to directors' accounts under the Non-Qualified Deferred Compensation Plan for Outside Directors (the "Director Deferred Compensation Plan"). The table reflects shares held in participant accounts under the Savings Plan and the Company's Non-Qualified Deferred Compensation Plan for Designated Executive Officers (the "Officer Deferred Compensation Plan") as of December 31, 2002. All other information is as of March 10, 2003. Shares underlying stock options exercisable within 60 days after March 10, 2003 are treated as beneficially owned by the individual and as outstanding when computing the percentages owned by the individual and group. All directors and officers as a group beneficially own less than 1% of the outstanding shares of common stock. The table is compiled from information provided by the individuals and from Company records.


----------------------- ---------------------- ---------------------------------- -----------------------------------
                            Shares Owned       Right to Acquire Ownership Under      Stock-Equivalent Units Under
                            Directly and         Options Exercisable Within 60      Director Deferred Compensation
         Name             Indirectly(1)(2)                   Days                                Plan
----------------------- ---------------------- ---------------------------------- -----------------------------------
Tenley E. Albright           24,002(3)                     7,500                                4,617
Linda R. Altemus               3,222                      32,000                                    -
John W. Conway                   800                       7,500                                2,256
George W. Ebright              2,928                       7,500                                5,240
Steven A. Ellers              15,481                     116,000                                    -
John R. Gailey III            10,975                      46,400                                    -
Herbert L. Hugill             11,696                      45,000                                    -
L. Robert Johnson              7,500                       7,500                                6,519
William G. Little             69,335                     471,000                                    -
William H. Longfield           2,500                       7,500                               14,384
Donald E. Morel, Jr.          12,914                     185,000                                    -
John P. Neafsey                7,466                       7,500                               18,336
Anthony Welters                  300                       7,500                                2,289
Geoffrey F. Worden             3,762                       7,500                               11,620
Robert C. Young                  -0-                         -0-                                  -0-
Patrick J. Zenner                -0-                         -0-                                  -0-

All directors and
executive officers as
a group (20 persons)         181,132(3)                1,041,200                                65,261

--------------

(1) Includes restricted shares awarded under the Company's Management Incentive Bonus Plan, as follows: Mr. Little -- 1,929 shares; Dr. Morel -- 832 shares; Mr. Ellers -- 668 shares; Ms. Altemus -- 319 shares; Mr. Hugill -- 232 shares; Mr. Gailey -- 375 shares; and all directors and executive officers as a group -- 4,960 shares. The holders of restricted shares have voting power over the shares. The restricted shares are subject to transfer and forfeiture restrictions.

(2) Also includes shares held in participant accounts under the Company's Savings Plan and the Officer Deferred Compensation Plan, respectively, as follows: Mr. Little -- 1,081 and 1,951 shares; Dr. Morel -- 362 and 1,091 shares; Mr. Ellers -- 1,311 and 936 shares; Ms. Altemus -- 654 and 283 shares; Mr. Hugill -- -0- and 523 shares; Mr. Gailey -- 92 and 381 shares; and all directors and officers as a group -- 4,221 and 5,910 shares. Plan participants have voting power over the shares held in their accounts. These shares vest over the first five years of employment with the Company.

(3) Includes 24,002 shares held by the Company's charitable foundation. Dr. Albright and Richard D. Luzzi, an executive officer of the Company, are trustees of the foundation and, in that capacity, are each deemed be the beneficial owner of the shares held by the foundation because they share voting and dispositive power over those shares. Dr. Albright and Mr. Luzzi disclaim any economic interest in shares held by the trust.


                INFORMATION ABOUT THE BOARD AND BOARD COMMITTEES

         We have designated directors who are independent of management as "independent directors." All of the directors, except for the Company's former Chief Executive Officer William G. Little and current Chief Executive Officer Donald E. Morel, Jr., Ph.D., are independent directors. The independent directors' primary duties are to evaluate the performance of the Company's Chief Executive Officer, to assure that he has appropriate leadership succession plans and to review and monitor achievement of his long-range strategic plans for the Company. One independent director is designated as "Chairman, Independent

Directors." The Chairman, Independent Directors confers with the CEO on the Board's agenda items and information requirements. He also calls meetings of the independent directors. William H. Longfield is the current Chairman, Independent Directors. In 2002, the Board met seven times, and the Independent Directors held three meetings. All directors, except Anthony Welters, attended more than 75% of the total number of meetings of the Board and the committees on which they served.

         The Board has four committees: Audit, Compensation, Finance and Nominating and Corporate Governance. Last year, the Audit Committee and the Finance Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times.

         The Audit Committee assists us in fulfilling our oversight responsibilities by monitoring: (1) the integrity of the financial statements of the Company; (2) the system of internal control, audit process and the process of compliance with legal and regulatory requirements as they relate to the Company's financial statements; and (3) the independence and performance of the Company's internal and external auditors. We have determined in our business judgment that each of the directors who serves on this Committee is "independent" as defined in the listing standards of the New York Stock Exchange. The Committee has adopted a written charter. Directors Worden (Chairman), Conway, Ebright and Welters serve on the Audit Committee.

         The Compensation Committee establishes the base salaries of, and approves all other compensation and benefits made available to, the Company's corporate officers. This Committee also establishes and administers stock and cash incentive compensation plans for senior management, submitting such plans to us for approval as required by applicable regulations. Directors Welters (Chairman), Johnson, Longfield and Neafsey serve on the Compensation Committee.

         The Finance Committee serves as our liaison with management on important financial transactions and financial-policy matters. This Committee consults with and advises management on financial strategies, policies and procedures, acquisitions, divestitures, capital-expenditure requests and similar matters. This Committee also monitors the performance of the Company's savings and retirement plan investment committee. The Finance Committee makes recommendations on these matters to us. Directors Neafsey (Chairman), Conway, Ebright, Johnson and Zenner serve on the Finance Committee.

         The Nominating and Corporate Governance Committee evaluates and makes recommendations on director and officer nominees and appointments to board committees. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders that are submitted in the manner described under "Shareholder Proposals for the 2004 Annual Meeting." After review by the independent directors, this Committee formally recommends to us a successor to the Chief Executive Officer. This Committee also reviews the Company's legal compliance policies and programs periodically with the Company's General Counsel. Directors Longfield (Chairman), Albright, Worden and Young serve on the Nominating and Corporate Governance Committee.


             COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company or any of its subsidiaries receives an annual retainer of $20,000. The chairman of each board committee and the Chairman, Independent Directors also receive an annual retainer of $3,500. Non-employee directors receive meeting fees of $1,500 for each board and independent-director meeting and $1,000 for each committee meeting attended.

         Each non-employee director may also defer some or all of his or her director's fees under the Director Deferred Compensation Plan. Deferred fees are deposited each calendar quarter into either an interest-bearing account or into a stock-equivalents account. Amounts in the interest-bearing account earn interest at the prime rate in effect on the last day of each quarter. Amounts deposited into the stock-equivalents account are converted into common stock-equivalent rights based on the fair market value of one share of the Company's common stock on the last day of the quarter. Upon termination of board service, the director receives a cash payment equal to the balance in the interest-bearing account and the value of the stock-equivalents account, which is determined by multiplying the number of stock-equivalents in the account by the fair market value of one share of the Company's common stock on the date of termination.

         Each non-employee director also receives an annual grant of 600 stock-equivalents under the 1999 Stock-Equivalents Plan for Non-Employee Directors (the "Stock-Equivalents Plan"). These stock-equivalents are eligible for deferral and held in a separate account under the Director Deferred Compensation Plan. When dividends are paid on common stock, additional stock-equivalents are credited to each director's account as if those dividends were used to purchase additional shares.

         Under the 1999 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1999 Director Option Plan"), Directors Young and Zenner will receive a stock option covering 3,000 shares of common stock. The options will be granted on the date of the 2003 Annual Meeting, will vest in three equal installments on the first through third anniversaries of the grant date and will expire 10 years after the grant date. The exercise price will be the fair market value of the Company's common stock on the grant date.

SUMMARY COMPENSATION TABLE

         The following table contains information on compensation paid to Mr. Little and Dr. Morel, and each of the four other most highly compensated executive officers of the Company.

----------------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                       Annual Compensation                        Compensation Awards
                                       -------------------                        -------------------
                                                                   Other       Restricted     Securities
           Name and                                                Annual         Stock       Underlying      All Other
      Principal Position        Year  Salary($)(1) Bonus($)(1) Compensation($) Award(s)($)(2) Options(#)  Compensation($)(3)
----------------------------------------------------------------------------------------------------------------------------

WILLIAM G. LITTLE               2002    564,826    194,068            -            8,345               -         20,350
Chief Executive Officer and     2001    545,201    442,876            -           18,765          75,000         19,283
Chairman of the Board           2000    534,473        -0-            -              -0-         185,000         18,408

DONALD E. MOREL, JR., PH.D      2002    398,288    151,878            -            6,440         160,000         11,943
Chief Executive Officer and     2001    278,756    162,010            -            6,774          40,000          8,356
President                       2000    233,714        -0-            -              -0-         100,000          7,005

STEVEN A. ELLERS                2002    280,010      92,626           -            3,829               -          8,394
President, Pharmaceutical       2001    265,013     121,502           -            5,044          35,000          7,944
Systems Division                2000    241,557         -0-           -              -0-          60,000          7,240

LINDA R. ALTEMUS(4)             2002    232,469      43,202           -            1,071          10,000          6,923
Vice President and Chief        2001    184,629      72,005           -            2,883          10,000            -0-
Financial Officer

HERBERT L. HUGILL               2002    216,613      61,601           -            2,436               -          6,496
President of the Americas,      2001    210,046      75,599           -            3,055          20,000          6,299
Pharmaceutical Systems Division 2000    198,806         -0-           -              -0-          30,000            -0-

JOHN R. GAILEY III              2002    206,754      37,803           -            1,469               -            -0-
Vice President, General         2001    200,212      72,005           -            2,883           8,000          4,000
Counsel                         2000    197,440         -0-           -              -0-          24,000          5,917
and Secretary

-------------

(1) The Bonus columns include the value of any bonus (unrestricted) shares awarded under the Company's Management Incentive Bonus Plan, but not the value of any incentive (restricted) shares. Incentive share awards are reflected in the Restricted Stock Award(s) column. Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Restricted stock awards are made in the fiscal year following the fiscal year in which they are earned. Restricted stock awards vest four years from the grant date. Values are determined by multiplying the number of shares awarded by the average of the high and low prices of the Company's common stock on the grant date, which was $19.34 for awards made in 2003 and $28.83 for awards made in 2002. Dividends are paid on restricted stock and reinvested in additional shares of common stock. The following table contains information on the restricted stock held by the named executives at December 31, 2002. Values are determined by multiplying the number of shares by $24.40, the December 31, 2002 closing price of the common stock.


                         Number of Restricted          Current Market Value
Name                          Shares Held            of Restricted Shares Held
------------------------------------------------ -------------------------------

William G. Little               1,497                         $36,527
Donald E. Morel, Jr.              499                          12,176
Steven A. Ellers                  470                          11,468
Linda R. Altemus                  231                           5,636
Herbert L. Hugill                 106                           2,586
John R. Gailey III                299                           7,296

(3) Represents Company contributions under the Company's Savings Plan and the Officer Deferred Compensation Plan. With respect to Mr. Little, includes term life insurance premiums paid by the Company of $3,411 in 2002, $2,933 in 2001, and $2,380 in 2000.

(4) Information is provided only for fiscal years during which the individual served as an executive officer of the Company. Ms. Altemus became an executive officer in June of 2001.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND 2002 YEAR-END OPTION VALUES

         The following table shows how many stock options were exercised by each of the named executive officers in 2002 and the number and value of their unexercised options as of December 31, 2002.

----------------------------------------------------------------------------------------------------------------
                           Shares                           Number of Shares           Value of Unexercised
                          Acquired         Value         Underlying Unexercised            In-the-Money
                             On          Realized           Options Held at                 Options at
         Name            Exercise(#)      ($)(1)           Fiscal Year-End(#)        Fiscal Year-End($)(1)(2)
----------------------------------------------------------------------------------------------------------------
                                                      Exercisable   Unexercisable   Exercisable   Unexercisable
                                                      -----------   -------------   -----------   -------------
William G. Little            -0-             -0-        434,000        111,000            -0-           -0-
Donald E. Morel, Jr.       4,061           8,284        125,000        220,000            -0-           -0-
Steven A. Ellers          10,000          13,500        104,000         36,000            -0-           -0-
Linda R. Altemus             -0-             -0-         22,000         10,000            -0-           -0-
Herbert L. Hugill            -0-             -0-         39,000         18,000            -0-           -0-
John R. Gailey III         8,000          10,800         41,600         14,400            -0-           -0-

---------------

(1) Market value on exercise date of shares covered by options exercised, less option exercise price.


(2) The dollar amounts shown under the Exercisable and Unexercisable columns of this heading represent the number of exercisable and unexercisable options, respectively, multiplied by the difference between the closing price of the Company's common stock on December 31, 2002 ($24.40) and the exercise price of the options.


EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVES

         On April 30, 2002, Mr. Little and the Company entered into an amendment to his employment agreement providing for his retirement from the position of Chief Executive Officer of the Company and the commencement of his service as Chairman of the Board of the Company from April 30, 2002 to March 31, 2003. His annual base compensation is $575,000 through March 31, 2003 and he remains eligible to participate in the Company's 2002 annual incentive plan. In conjunction with this amendment to his employment agreement, Mr. Little and the Company entered into a non-competition agreement that restricts Mr. Little's activities with competitors of the Company in any market or territory through October 18, 2007. As compensation for his agreement to these restrictions Mr. Little will receive enhanced retirement benefits, continued medical and insurance coverage, financial planning assistance, office space and administrative support and other benefits under the Company's company car policy through October 18, 2007. In addition, stock options awarded to Mr. Little under the Company's incentive plan will continue to vest during that time.

         Dr. Morel has an employment agreement with the Company under which he serves as Chief Executive Officer. His annual base salary from April 30, 2002 through the regular salary review date in 2003 is $450,000. Thereafter, Dr. Morel's annual base salary will be determined by Company compensation-review policies. The agreement also entitles him to participate in the Company's annual and long-term incentive plans. The Company may terminate his employment by giving two years' prior notice or earlier for cause, or due to disability or death.

         The Company has entered into agreements with each of the named executive officers that provide benefits if their employment is terminated following a change in control of the Company. These agreements are designed to assist the Company in attracting and retaining highly qualified executives and to help ensure that, if the Company is faced with an unsolicited tender offer proposal, its executives will continue to manage the Company without being unduly distracted by the uncertainties of their personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

         Each executive is entitled to receive severance compensation under his or her agreement if, within two years following a change in control of the Company, he or she resigns following a constructive termination of his or her employment or his or her employment is terminated by the Company other than by reason of death, disability, willful misconduct or normal retirement. The agreement also permits the executive to receive severance upon a voluntary resignation taken during a one-time, 30-day period beginning 12 months from the change in control. The severance compensation includes the immediate vesting of the executive's interest, if any, in the Company's employee-benefit plans, continuing salary and bonus payments at the level prior to termination and continuation of certain health and welfare benefits for up to three years following termination. Each agreement prohibits the executive from being employed by any competitor of the Company or competing with the Company in any part of the United States (any market or territory, in the case of Dr. Morel) for up to one year (two years, in the case of Dr. Morel) following employment termination for any reason. The payment of severance compensation is not conditioned upon the executive seeking other employment and is not subject to reduction if the executive secures other employment consistent with the agreement.

         A "change in control" under the agreements is defined generally as any such event that requires a report to the Securities and Exchange Commission, but includes any acquisition or other transaction that results in a change in ownership of more than 50% of the Company's stock or a change in the majority of the Board over a two-year period that is not approved by at least two-thirds of the directors.

PENSION PLAN TABLE

         The following table shows estimated annual retirement benefits payable to participants in the Company's Salaried Employees' Retirement Plan (the "Retirement Plan") whose employment terminates at normal retirement (age 65). The normal retirement benefit equals 1.9% of the average of a participant's five highest consecutive calendar years of compensation out of the participant's last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of such average multiplied by his or her years of service in excess of 25 but not more than 35 years.

         In general, compensation covered by the Retirement Plan are base salary, overtime, bonuses (paid in cash or stock) and other cash remuneration, plus a participant's contributions to the Company's Savings Plan and amounts contributed to the Officer Deferred Compensation Plan. The figures shown include benefits payable under the Retirement Plan and the Company's related supplemental plan for certain individuals. The figures are stated before reduction for Social Security payments. Although age 65 is the normal retirement age, participants with 10 years of service may retire upon reaching age 55. The benefit in such cases will be reduced by 1/4 of 1% for each month for ages 60-64 and 1/3 of 1% for each month from ages 55-59. As of December 31, 2002, the credited full years of service for the named executive officers were as follows:
Mr. Little -- 27 years; Dr. Morel -- 10 years; Mr. Ellers -- 19 years; Ms. Altemus -- 5 years; Mr. Hugill -- 2 years; and Mr. Gailey -- 11 years. Benefits are computed as straight-line annuity amounts.

PENSION PLAN TABLE

                                                         Estimated Annual Retirement Benefits
                                                          Years of Pension Plan Participation
                                        ------------------------------------------------------------------------
              Five-Year
       Average Annual Earnings               15            20             25             30             35
--------------------------------------- ------------- -------------- -------------- -------------- -------------

            $200,000                       $ 57,000     $ 76,000        $ 95,000       $100,000      $105,000
             250,000                         71,250       95,000         118,750        125,000       131,250
             300,000                         85,500      114,000         142,500        150,000       157,500
             400,000                        114,000      152,000         190,000        200,000       210,000
             500,000                        142,000      190,000         237,500        250,000       262,500
             600,000                        171,000      228,000         285,000        300,000       315,000
             650,000                        185,250      247,000         308,750        325,000       341,250
             700,000                        199,500      266,000         332,500        350,000       367,500
             750,000                        213,750      285,000         336,250        375,000       393,750
             800,000                        228,000      304,000         380,000        400,000       420,000
             850,000                        242,250      323,000         403,750        425,000       446,250
             900,000                        256,500      342,000         427,500        450,000       472,500
             950,000                        270,750      361,000         451,250        475,000       498,750


                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information, as of December 31, 2002, about the Company's common stock that may be issued upon the exercise of options and rights under all of the Company's equity compensation plans. The table does not include information about the proposed 2003 Employee Stock Purchase Plan.

----------------------- --------------------------- ------------------------- --------------------------------------
                                   (A)                       (B)                              (C)
                          Number of Securities to      Weighted-Average          Number of Securities Remaining
                          be Issued Upon Exercise     Exercise Price of          Available for Future Issuance Under
                          of Outstanding Options,    Outstanding Options,       Equity Compensation Plans (Excluding
    Plan Category          Warrants and Rights        Warrants and Rights        Securities Reflected in Column (A))
----------------------- --------------------------- ------------------------- --------------------------------------
Equity compensation
plans approved by
security holders (1)            2,117,900                    $27.89                          378,000 (2)

Equity compensation
plans not approved by
security holders                    -                         N/A                                  - (3) (4) (5)

Total                           2,117,900                    $27.89                          378,000

 ----------------------

(1) Includes outstanding stock options granted under the following plans: the 1992 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan"); the 1999 Director Option Plan; the Long Term Incentive Plan (the "LTIP"); and the 1999 Key Employee Incentive Compensation Plan ("KEICP"). Does not include 9,031 restricted shares awarded under the KEICP. The terms of these restricted share awards are more fully described under the "Annual Incentive Compensation" section of the Board Compensation Committee Report on Executive Compensation in this proxy statement.

(2) Includes 47,000 shares available for issuance under the 1999 Director Option Plan and 331,000 shares available for issuance under the KEICP. The 1992 Director Option Plan and the LTIP have expired by their terms, and the Company will not make additional grants or awards under those plans.

(3) Does not include stock-equivalents deferred under the Director Deferred Compensation Plan or awarded to directors under the Stock-Equivalents Plan. The terms of these plans are described under "Compensation of Directors" on pages 9 and 10.

(4) Does not include Company contributions to executive officers pursuant to the Officer Deferred Compensation Plan. Under this plan, executive officers of the Company designated by the Compensation Committee may elect to defer some or all of their compensation to one of three accounts established and maintained by the Company. In the first two accounts, deferred compensation is invested in one or more investment funds chosen by the participant. In the third account, the Company uses the deferred compensation to purchase shares of the Company's common stock in open market transactions for the participant's benefit. Regardless of the account, the Company contributes to the executive officer's account an amount equal to 50% of the first 6% of base salary he or she elects to defer. An executive officer is fully vested in the amount of deferred compensation. However, the Company's matching contributions vest over five years, with 40% vesting after two years of employment and the balance vesting in equal installments at the end of each of the following three years.

(5) Does not include Company contributions made pursuant to the DSPP. Under this plan, a full-time employee who has been employed by the Company for at least six months may elect to apply up to a maximum of 10% of his or her base salary towards the purchase of shares of the Company's common stock. Participating employees may make separate cash contributions of up to $2,500 per calendar quarter to purchase additional shares. The Company contributes, on behalf of the participating employee, an amount sufficient to effect a 15% discount on the employee's stock purchase. If the 2003 Employee Stock Purchase Plan is approved by the Company's shareholders, the Company the DSPP will terminate.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMMITTEE DUTIES AND RESPONSIBILITIES

         The primary functions of the Compensation Committee are to ensure that the compensation of the Board of Directors, corporate officers and other senior management of the Company enables the Company to attract and retain high-quality leadership and is consistent with the Company's established compensation philosophy. In carrying out these functions, the Committee has the power and duty to, among other things, establish the base salaries of corporate officers (which include the CEO and other executive officers named in the Summary Compensation Table on page 10) and approve all other compensation, benefits and perquisites made available to these officers.

COMPENSATION PHILOSOPHY

         The overriding philosophy governing the Company's senior executive compensation program is to align shareholder and management interests. This goal is accomplished by rewarding management for adding value to the business and achieving results that reflect constantly improving performance.

         The components of compensation are base salary, annual incentive bonus and long-term incentive compensation in the form of stock options. Consistent with the Company's policy of attracting and retaining the highest caliber executives, base salaries are targeted to the median of comparable positions, while total compensation opportunity (i.e., base salary, bonus and stock options) is designed to provide superior reward opportunities for superior results. Long-term incentive programs are designed to provide management with the opportunity to create wealth by participating in the consistent improvement of shareholder value.

         A significant portion of incentive compensation is "at risk." Annual bonuses are tied to the achievement of financial and strategic objectives, and stock options have value only to the extent that the market price of the underlying Company stock exceeds the options' exercise price.

         Each year, the Committee receives a report from its independent compensation consultant, which compares each component of the Company's executive compensation with compensation data reported by industry peer companies, published survey and proprietary sources. In making compensation decisions, the Committee relies heavily on such information and the consultant's recommendations.

         To further align management and shareholder interests, the Committee has developed share-ownership goals for senior management. These goals call for executive officers to own common stock with a market value equal to specified multiples of the executive's base salary, ranging from 200% of base salary for senior executives to 500% of base salary for the CEO. The Committee would like to see executives reach their goal within five to seven years of attaining their position and annually reviews each executive's progress.

2002 EXECUTIVE COMPENSATION

BASE SALARIES

         In April 2002, Mr. Little stepped down as Chief Executive Officer and Dr. Morel was promoted to that position. At that time, the Committee set Mr. Little's salary at $575,000 per annum, an increase of 6%. The Committee believed this was an appropriate increase in light of Mr. Little's ongoing responsibilities as Chairman of the Board. The Committee set Dr. Morel's base salary at $450,000 per annum, an increase of 50% from his prior base salary of $300,000. The higher salary reflects Dr. Morel's increased responsibilities as Chief Executive Officer. In setting his salary level, the Committee considered compensation data from peer group and general industry surveys provided by an outside compensation consulting firm and the consultant's recommendations.

         Other named executives received salary increases averaging 4.7% last year. In setting 2002 base salaries for these executives, the Committee considered the Company's overall financial performance, each executive's performance relative to his or her ongoing responsibilities and personal objectives, comparative salary survey data provided by its consultant and the consultant's recommendations.

ANNUAL INCENTIVE COMPENSATION

         Each of the named executive officers participates in the Company's Management Incentive Bonus Plan (the "Bonus Plan"), which allows participants to earn annual bonuses paid in a combination of cash and stock as described below.

         Each participant has a target bonus opportunity measured as a percentage of base salary, ranging from 40% for certain of the named executive officers to 75% for Dr. Morel and Mr. Little. A full payout is made if the Bonus Plan goals are met, with higher payouts for exceeding goals and lower payouts for falling short of targets. Payouts may be reduced or eliminated if the Committee determines performance was unsatisfactory. To encourage share ownership, one-fourth of a participant's after-tax annual bonus is paid in shares of common stock, referred to as "bonus shares." Each participant also receives a number of additional, restricted shares equal to 25% of the number of bonus shares received. The restricted shares are forfeited if the underlying bonus shares are sold or transferred within four years after the date of grant.

         The Committee decided to pay the named executives a partial bonus for 2002. Dr. Morel and Mr. Little each were awarded 45% of their target bonus opportunity. Consequently, Mr. Little received a bonus of $194,068, including 1,724 bonus shares and 432 incentive shares, and Dr. Morel received a bonus of $151,878, including 1,329 bonus shares and 333 incentive shares. Other executives received bonuses of between 45% and 70% of their target bonus opportunity, also paid in a combination of cash, bonus and incentive shares.

         The Committee's decision to award bonuses was based on its overall evaluation of management's performance in important financial and strategic areas, including the following: significant year-over-year revenue and operating-profit growth in the Pharmaceutical Systems Division; improvements in key financial measurements such as operating cash flow, debt levels and the ratio of debt to total capitalization; improved product delivery performance in the Pharmaceutical Systems Division; control of capital expenditures and raw material costs; and progress in facility expansion projects.

LONG-TERM INCENTIVE COMPENSATION

         In connection with Dr. Morel's promotion to CEO, the Committee granted him a stock option covering 160,000 shares of the Company's common stock, which vests in four equal annual installments of 40,000 shares. Two other named executives also received stock options last year ranging in size from 8,000 shares to 10,000 shares in connection with promotions. In determining the size of stock option grants to Dr. Morel and the other executives, the Committee relied primarily on competitive market data provided by its compensation consultant and the consultant's recommendations.

DEDUCTIBLE COMPENSATION UNDER THE TAX LAWS

         Under section 162(m) of the Internal Revenue Code, a publicly held corporation such as the Company is denied a federal tax deduction for compensation in excess of $1,000,000, which is paid to its chief executive officer and its four most-highly compensated executive officers other than the CEO. "Qualified performance-based compensation" and certain other compensation are not subject to the deduction limitation. The Board of Directors has taken action to ensure that awards of stock options, bonus and incentive shares under the Company's incentive plans will be treated as qualified performance-based compensation and, therefore, remain tax deductible by the Company. While there is no firm policy on whether to permit executive compensation to exceed the $1,000,000 limit, the Committee periodically monitors the compensation of Company executives and believes that no tax deductions for executive compensation will be lost in the near future.

                             Anthony Welters, Chairman
                             L. Robert Johnson
                             William H. Longfield
                             John P. Neafsey


                             AUDIT COMMITTEE REPORT

         The Company's management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and applicable laws and regulations. The Company's independent accountants PricewaterhouseCoopers LLP are responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and for expressing an opinion based on their audit as to the conformity of the those financial statements with generally accepted accounting principles. The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of these processes.

         In performing its oversight function, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent accountants their independence from the Company and its management, including the matters in the written disclosures and letter, which were received by the Committee from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended.

         The Committee members are not employees of the Company and do not serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on the Company's financial statements.

         Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and filed with the Securities and Exchange Commission.

                               Geoffrey F. Worden, Chairman
                               John W. Conway
                               George W. Ebright
                               Anthony Welters

AUDIT FEES

         Fees for the fiscal year 2002 audit and the review of Forms 10-Q were $673,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

         Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002 were $472,000, principally for tax compliance and planning services.

         The Audit Committee has considered whether the provision of the services described under this caption is compatible with maintaining the independence of PricewaterhouseCoopers LLP as accountants and has determined that they are so compatible.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the cumulative total return to holders of the Company's common stock with the cumulative total return of the Standard & Poor's Small Cap 600 Index and of a Company-selected peer group for the five years ended December 31, 2002. Cumulative total-return-to-shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus the per-share price change for the period by the share price at the beginning of the period. The Company's cumulative shareholder return is based on an investment of $100 on December 31, 1997 and is compared to the cumulative total return of the Small Cap 600 Index and peer group over the period with a like amount invested.

         The peer group selected this year by the Company is different from the peer group it has used in previous years. The new peer group is composed of Cambrex Corp., AptarGroup, Inc., Alaris Medical Systems, Inc., Viasys Healthcare Inc., Andrx Corp. and Nektar Therapeutics, Inc. (formerly Inhale Therapeutic Systems, Inc.). The previous peer group was composed of Applera Corp., Applied Biosystems, Amphenol Corporation, Andrew Corporation, Applied Magnetics Corporation, Augat Inc., Beckman Instruments, Inc., C.R. Bard, Inc., CTS Corp., Millipore Corporation, Pall Corporation, Sealed Air Corporation and Thomas & Betts Corporation. The following graph reflects both the new and previous peer groups. The Company selected a new peer group because the companies that composed its previous peer group no longer met the peer-group selection criteria initially established by the Company. This is a result of some of the previous peer-group companies either currently generating revenues no longer compatible with those of the Company or ceasing to exist altogether as a result of mergers and consolidations. The new peer-group companies were selected by the Company based principally on nature of business, revenues, market complexity, products and manufacturing, employee base, technology base, market share, type of customer and customer relationship.

                        FIVE YEAR CUMULATIVE TOTAL RETURN

[CHART OMITTED-PLOT POINTS AS FOLLOWS:]

                                   Dec 97    Dec 98    Dec 99   Dec 00    Dec 01    Dec 02
West Pharmaceutical Services Inc    100      122.44    108.11    88.34     98.42     93.19
S&P Smallcap 600 Index              100       98.69    110.94   124.03    132.13    112.80
New Peer Group                      100      116.86    137.64   265.34    257.89    117.57
Old Peer Group                      100      108.46    151.61   178.22    136.19     90.21


                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Under the Company's Bylaws, any shareholder who desires to present a proposal for consideration at the 2004 annual meeting must deliver timely written notice to the Company's Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341. In lieu of delivering to the Secretary, the notice may be mailed to the Secretary by certified mail, return receipt request, at the same address. To be timely, the notice must be received not later than February 2, 2004. The notice must contain or be accompanied by the following as to each matter the shareholder proposes to bring before the annual meeting:

     o A brief description of the business to be brought before the annual meeting and the reasons for conducting the business at the meeting;

     o The name and record address of the shareholder proposing the business as they appear on the Company's books;

     o The number and class of shares of the Company that are beneficially owned by the shareholder; and

     o   Any material interest of the shareholder in the business.

         Under the Company's Bylaws, nominations for election of directors may be made by any shareholder by delivery of a timely written notice of intent to nominate a director to the Company's Secretary at the address and in the manner set forth in the immediately preceding paragraph. To be timely, the notice must be received not later than February 2, 2004. The notice must contain or be accompanied by the following information:

     o The name and record address of the nominating shareholder as they appear on the Company's books;

     o The number and class of shares of the Company that are beneficially owned by the shareholder;

     o As to each proposed nominee: (1) his or her name, age, business address and, if known, residence address, (2) his or her principal occupation or employment, (3) the number and class of the Company's securities beneficially owned by him or her and (4) any other information regarding the nominee that is required to be included in a proxy statement filed with the Securities and Exchange Commission;

     o A description of all arrangements or understandings among the shareholder and each proposed nominee and any other persons pursuant to which the nomination is to be made by the shareholder; and

     o The consent of each proposed nominee to serve as a director of the Company if so elected.

         You may obtain a copy of the Bylaw provisions relating to the requirements for making shareholder proposals or nominations by contacting the Company's Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341.

                                  OTHER MATTERS

         We are not aware of any matters to be presented at the meeting other than those set forth in the notice. On any other matter that properly comes before the meeting, the proxy holders will vote as we recommend or, if we make no recommendation, in their own discretion.

                       WEST PHARMACEUTICAL SERVICES, INC.

                        2003 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan.

         The West Pharmaceutical Services, Inc. 2003 Employee Stock Purchase Plan (the "Plan") was adopted by the board on January 14, 2003 of West Pharmaceutical Services, Inc. (the "Company"). If approved by the shareholders of the Company, the Plan will become effective on June 1, 2003. The purpose of the Plan is to provide eligible employees of the Company and participating subsidiary companies with an opportunity to increase their proprietary interest in the success of the Company by purchasing Company stock on favorable terms and to pay for such purchases through payroll deductions, if elected. The Plan is intended to meet the requirements of section 423 of the U.S. Internal Revenue Code.

2. Definitions.

         (a) "ACCOUNT" means the account established for each Participant pursuant to Section 8(a).

         (b) "BOARD" means the board of directors of the Company, as constituted from time to time.

         (c) "CODE" means the United States Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a committee of directors or officers appointed by the Board, as described in Section 3.

         (e) "COMPANY" means West Pharmaceutical Services, Inc., a Pennsylvania corporation.

         (f) "COMPANY SAVINGS PLAN" means the West Pharmaceutical Services, Inc. Savings Plan, any successor Plan thereto, or any other tax-qualified retirement plan maintained under section 401(k) of the Code by a Participating Company.

         (g) "COMPENSATION" means the base rate of compensation paid in cash to a Participant by a Participating Company, including salaries and wages, and without deduction for any pre-tax contributions made by the Participant under sections 401(k), 125 or 132(f)(4) of the Code. "Compensation" shall exclude bonuses, incentive compensation, commissions, overtime pay, shift premiums, all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

         (h) "CORPORATE REORGANIZATION" means:

                  (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

         (i) "ELIGIBLE EMPLOYEE" means any employee of a Participating Company who meets each of the following requirements:

                  (i) His or her customary employment is for more than five months per calendar year; and

                  (ii) His or her customary employment is for more than 20 hours per week; and

                  (iii) He or she has been a continuous employee of a Participating Company for not less than 90 days.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

         (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (k) "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded on the New York Stock Exchange or other stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

                  (ii) If (i) is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the WALL STREET JOURNAL or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

         (l) "OFFERING PERIOD" means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

         (m) "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

         (n) "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

         (o) "PLAN" means this West Pharmaceutical Services, Inc. 2003 Employee Stock Purchase Plan, as it may be amended in accordance with its terms from time to time.

         (p) "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

         (q) "STOCK" means the common stock of the Company, par value $0.25 per share.

         (r) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration of the Plan.

         (a) COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors or officers of the Company, who shall be appointed by the Board from time to time. The Committee shall serve at the pleasure of the Board and be subject to replacement, substitution or removal by the Board at any time for any reason. The initial members of the Committee, effective June 1, 2003, shall be the Company's Vice President-Human Resources, and the Company's Treasurer.

         (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, each Subsidiary, each Participant and all other parties and shall not subject the Committee to any liability.

4. Enrollment and Participation.

         (a) OFFERING PERIODS. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each June 1 and December 1.

         (b) ENROLLMENT. Subject to Section 4(c), any Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing and filing the enrollment form prescribed for this purpose by the Committee not later than 15 days prior to the commencement of such Offering Period.

         (c) RESTRICTION ON PARTICIPATION. An Employee who makes a hardship withdrawal from the Company Savings Plan shall be prohibited from contributing to the Plan until the first day of the Offering Period that coincides with or next follows the six month anniversary of the date of such hardship withdrawal.

         (d) DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(c) or 9(b). A Participant who discontinued employee contributions under Section 5(c) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 3(b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

5. Employee Contributions.

         A Participant may purchase shares of Stock under the Plan by means of payroll deductions described in Section 5(a) or additional cash contributions described in Section 5(b).

         (a)      PAYROLL DEDUCTION CONTRIBUTIONS.

                  (i) FREQUENCY OF PAYROLL DEDUCTIONS. Payroll deductions, as designated by the Participant pursuant to this Section 5(a), shall occur on each payday during participation in the Plan.

                  (ii) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. He or she may elect to contribute a flat dollar amount (but not less than $10.00 per pay period) or a whole percentage of his or her Compensation (of not less than 1% or more than 25% of his or her Compensation).

                  (iii) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company in the manner prescribed by the Committee but no more frequently than monthly. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company.

                  (iv) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company in the manner prescribed by the Committee. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. In addition, employee contributions may be discontinued automatically pursuant to Section 9(b). A Participant who has discontinued employee payroll deduction contributions may resume such contributions by filing a new enrollment form with the Company in the manner prescribed by the Committee. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

         (b) ADDITIONAL CASH CONTRIBUTIONS. A Participant may make an additional contribution, subject to Section 9(b), to purchase Stock by remitting a cash contribution, in a form and manner acceptable to the Committee on or before the date which is 15 calendar days prior to the end of any Offering Period; provided that the Participant is still an Eligible Employee at such time.

         (c) RESTRICTION ON EMPLOYEE CONTRIBUTIONS. An Employee who makes a hardship withdrawal from the Company Savings Plan shall be prohibited from participating in the Plan until the first day of the Offering Period that coincides with or next follows the six month anniversary of the date of such hardship withdrawal.

6. Withdrawal from the Plan.

         (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan in the manner prescribed by the Company at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll contributions shall cease and the entire amount credited to the Participant's Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

         (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(d). Re-enrollment may be effective only at the commencement of an Offering Period and a former Participant may not make an additional cash contribution under Section 5(b) during the Offering Period in which he or she withdrew.

7. Change in Employment Status.

         (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

         (b) LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, sick leave disability or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

         (c) DEATH. In the event of the Participant's death, the amount credited to his or her Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

         (d) TRANSFER TO ANOTHER PARTICIPATING COMPANY. A transfer from one Participating Company to another shall not be treated as a termination of employment.

8. Accounts and Purchase of Shares.

         (a) ACCOUNTS. The Company shall maintain an Account on its books in the name of each Participant. Amounts deducted from the Participant's Compensation under Section 5(a) and additional cash contributions under Section 5(b) shall be credited to the Participant's Account. Amounts credited to Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to any Participant's Account.

         (b) PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lesser of:

                  (i) 85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

                  (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period.

         (c) NUMBER OF SHARES PURCHASED. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Section 8(c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Account. The foregoing notwithstanding, no Participant shall purchase more than 2,000 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Section 8(c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

         (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

         (e) ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering

  Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

         (f) UNUSED CASH BALANCES. Any amount remaining in the Participant's Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Account to the next Offering Period. Any amount remaining in the Participant's Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 8(c), 9(b) or 14(a) shall be refunded to the Participant in cash, without interest.

         (g) STOCKHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

  9. Limitations on Stock Ownership.

         (a) FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Section 9(a), the following rules shall apply:

                  (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

                  (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

                  (iii) Each Participant shall be deemed to have the right to purchase 2,000 shares of Stock under this Plan with respect to each Offering Period.

         (b) DOLLAR LIMIT.

                  (i) Any other provision of the Plan notwithstanding in the case of Stock purchased during an Offering Period that commenced during a calendar year, no Participant shall purchase Stock with Fair Market Value in excess of: (i) $25,000 minus (ii) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan and all other employee stock purchase plans (described in section 423 of the Code) of the Company or any parent or Subsidiary of the Company.

         For purposes of this Subsection (a), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Section 9(b) from purchasing additional Stock under the Plan, then his or her employee payroll deduction contributions shall automatically be discontinued and he shall be prohibited from making additional cash contributions under Section 5(b). His or her employee payroll deduction contributions shall resume at the beginning of the earliest Offering Period that ends in the next calendar year (if he or she then is an Eligible Employee).

10. Rights Not Transferable.

         The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

11. No Rights as an Employee.

         Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

12. No Rights as a Stockholder.

         A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

13. Securities Law Requirements.

         Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

14. Stock Offered Under The Plan.

         (a) AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan shall be 1,500,000 subject to adjustment pursuant to this Section 14.

         (b) ANTIDILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 2,000-share limitation per Offering Period described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

         (c) REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

15. Amendment or Discontinuance.

         The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by any applicable law or regulation.

16. Tax Withholding.

         To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the applicable Participating Company is authorized to withhold any and all applicable taxes. The applicable Participating Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company or the appropriate Subsidiary to take any of the actions described in the preceding sentence.

17. Governing Law.

         Except to the extent superseded by federal law, the laws of the State of Delaware will govern all matters relating to the Plan.

PROXY                                                           [LOGO OMMITTED]


                       WEST PHARMACEUTICAL SERVICES, INC.
                101 Gordon Drive, Lionville, Pennsylvania 19341
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Gailey III and Linda R. Altemus as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 20, 2003, at the Annual Meeting of Shareholders to be held on April 29, 2003 or any postponement or adjournment thereof.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

                         (To be Signed on Reverse Side)

      ANNUAL MEETING OF SHAREHOLDERS OF WEST PHARMACEUTICAL SERVICES, INC.

                                 April 29, 2003


                             Please date, sign and mail
                               your proxy card in the
                              envelope provided as soon
                                     as possible.



                Please detach and mail in the envelope provided.

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THE BOARD OF DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  ELECTION OF DIRECTORS  AND
"FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. Election of 4 Class I Directors

                                     NOMINIES
[ ] FOR ALL NOMINEES                 O William H. Longfield
[ ] WITHHOLD AUTHORITY               O Anthony Welters
    FOR ALL NOMINEES                 O Robert C. Young
[ ] FOR ALL EXCEPT                   O Patrick J. Zenner
   (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
________________________________________________________________________________


2. Approval of the 2003 Employee Stock Purchase Plan.                                     FOR        AGAINST       ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers  LLP as independent          [ ]          [ ]           [ ]
accountants of the corporation for the fiscal year ending December 31, 2003.

4. In their  discretion,  the  Proxies  are  authorized  to vote upon such other          [ ]          [ ]           [ ]
matters as may  properly  come  before  the  meeting.  This Proxy when  properly executed  will  be  voted  in the  manner  directed  herein  by the  undersigned shareholder.  If no direction is made, this Proxy will be voted FOR Proposals 1,
2 and 3.

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
--------------------------------------------------------------------------------

Signature of Shareholder _______________________     Date: _____________________

Signature of Shareholder _______________________     Date: _____________________


Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.